UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38957	27-0907024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

(206) 659-0067

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Existing Lease

On August 2, 2019, Adaptive Biotechnologies Corporation (the “Company”) and ARE-Seattle No. 11, LLC (the “Landlord”) entered into a sixth amendment (the “Amendment”) to the lease agreement between the parties, dated July 21, 2011, as amended to date (the “1551 Lease”). The Amendment adds approximately 8,484 rentable square feet (the “Expansion Premises”) to the premises the Company currently leases and uses as its corporate headquarters in Seattle, Washington. The lease term commences on the date that the Landlord delivers the Expansion Premises to the Company for construction of certain tenant improvements, which is expected to occur on or before September 1, 2019. In addition, the lease term for the 1551 Lease was extended to end on the date that is 142 months after the commencement date of the 1165 Lease (as defined herein) or, if the 1165 Lease has not commenced by such date, March 31, 2024, in either case subject to two Company options to extend the lease for five years.

Entry into New Lease

On August 2, 2019, concurrently with the execution of the Amendment, the Company also entered into a lease agreement (the “1165 Lease”) with ARE-Seattle No. 12, LLC (the “1165 Landlord”), pursuant to which the Company agreed to lease the entirety of a building, containing approximately 100,086 rentable square feet, to be constructed and located at 1165 Eastlake Avenue East, Seattle, Washington. The lease term commences on the date that the 1165 Landlord delivers the premises to the Company for construction of certain tenant improvements, which is expected to occur on or before October 1, 2020. Rent obligations commence 10 months thereafter, and the lease term ends 142 months from the date rent commences, subject to two Company options to extend the lease for five years.

The foregoing descriptions are intended to summarize certain material terms of the Amendment and the 1165 Lease, do not purport to be complete, and are qualified in their entirety by the full text of the Amendment and the 1165 Lease, as applicable, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 7, 2019, the Company issued a press release relating to the 1165 Lease, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1†	Sixth Amendment to Lease Agreement between Adaptive Biotechnologies Corporation and ARE-Seattle No. 11, LLC, dated August 2, 2019

10.2†	Lease Agreement between Adaptive Biotechnologies Corporation and ARE-Seattle No. 12, LLC, dated August 2, 2019

99.1	Press Release dated August 7, 2019

†

Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information is not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019	Adaptive Biotechnologies Corporation

	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer

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